EXHIBIT 99.1


SYNERGY BRANDS REPORTS FY 2003 RESULTS

REVENUES JUMP BY 29% TO $40.5 MILLION

EBITDA IMPROVES BY 106% TO EARNINGS OF $92,000 AS COMPARED TO A $1.41 MILLION LOSS IN 2002.

LOSS NARROWS BY 44% TO $1.36 MILLION.

Melville, NY. Synergy Brands, (NASADAQ SCM SYBR)

KEY HIGHLIGHTS:

     o EBITDA for combined operating segments increased by 650% to $458,553 or $.28 per share as compared to prior year.

     o Financing costs increased by 258% to $689,286 as compared to the prior year.

     o The Company's grocery segment (PHS Group) generated $34.7 million revenues a 25% increase from the prior year.

     o PHS is responsible for 86% of total revenues and 69% of gross profit.

     o Loss narrows to $1.36 million or $.82 per share as compared to a loss of $2.49 million, $1.08 per share for the prior year.

     o B2C revenues jump by 69% while Salon product revenues increased by 45% in FY 2003 as compared to FY 2002.

RESULTS OF OPERATIONS

Revenues increased by 29% to $40,540,577 for the year ended December 31 2003 as compared $31,540,675 for the year ended December 31, 2002. Revenues increased across all of the Company's business segments. The largest percentage increase was in the Company's B2C operations. Revenues increased in this segment as a result of the Company's acquisition of Cigars Around the World in June of 2003. The Company's grocery operation continued to develop additional vendor relationships in the grocery and HBA businesses as well as expand its sales in Canada. Proset increased its revenues by selling its products to larger distributors as well as retail customers.

Gross profit increased by 65% to $2.8 million in 2003 as compared to 2002. The overall gross profit percentage increased to 6.9% to from 5.4%. The increase in gross profit is attributable to better operating margins in the B2B operations realized through higher vendor allowances as well as an increase of Direct Store Delivery sales, whose sales generate higher gross margins. The acquisition of CAW also helped increase gross profit. The following segment analysis will further define the components, which caused the increase in operating gross profit. In this period the Company utilized its own truck fleet and developed a Direct Store Delivery (DSD) warehousing operation which cost the Company $371,000 as compared to $209,000 in 2002. Management believes that this operation should increase the Company's sales and gross profit. In order for the Company to achieve improved profitability it needs to reduce its financing costs and increase revenues and operating margins.

The net loss per common shareholder of the Company was reduced by 45.5% to $1,355,223 in 2003 as compared to a net loss of $2,486,567 in 2002. The loss was reduced through sales growth, an increase in operating gross profit, a reduction of SG&A expenses and a significant reduction in corporate expenses. However, financing costs increased for the year as a result of the Company's growth. Material factors that affected the Company's costs were increased financing costs and the control of operating margins. The increase was attributable to the development of the Company's wholesaling operation. Corporate expenses such as legal, accounting, and regulatory costs represent the difference between the Company's consolidated results and operating results. Management believes that its corporate expenses may increase as a result of additional regulatory requirements that have been enacted by the Securities and Exchange Commission
(SEC). The Company will be required to comply with additional governance and financial regulations that will likely result in additional corporate expenses. Corporate loss for 2003 totaled $459,565, which include legal, accounting and regulatory expenses.

Earnings before interest, taxes, depreciation and amortization (EBITDA) improved from a loss of $1,408,048 to a gain of $91,600 for the year ended December 31, 2003 as compared to December 31, 2002. The improvement is attributable to an increase in revenues, an increase in operating gross profit and a reduction in SG&A. However financing costs increased by 226% to $690,038. Management believes that financing costs were increased as a result of revenue growth. As a result the Company was required to utilize its line of credit to support account receivable and inventory growth. Although the working capital needed to support revenue growth is directly related to the growth in accounts receivable and inventory, the Company has invested in capital assets, such as warehousing and trucks to support the growth of the business. EBITDA from the Company's operating businesses increased by 650% to $458,553 in 2003 as compared to a loss of $83,331 in 2002.

  SUMMARY OF OPERATING SEGMENTS AND SUMMARY CONSOLIDATED RESULTS OF OPERATIONS

                                    Operating               Operating and
Year ended 12/31/2003               Segments                Corporate Segments

Revenue                             40,540,577    28.53%     40,540,577           28.53%
Gross Profit                         2,809,199    65.41%      2,809,199           64.41%
SG&A                                 2,655,864    13.71%      3,076,297          -16.09%
Net loss                              (817,685)   28.43%     -1,355,223           45.49%
Net loss per common share                (0.49)   43.76%          (0.82)          57.06%
Depreciation and amortization          600,730   -44.32%        692,698          -22.51%
Interest income                         13,805   356.51%         13,913          -47.88%
Interest and financing expenses        689,286   257.27%        690,038          226.60%
Dividends paid                               -                   78,000
                                    ----------                ---------
EBITDA                                 458,553   650.28%         91,600          106.51%
                                    ==========                =========
EBITDA net income per share                .28   533.70%             .06         105.55%


Year ended 12/31/2002

Revenue                             31,540,675               31,540,675
Gross Profit                         1,698,297                1,698,297
SG&A                                 2,335,719                3,666,235
Net loss                            (1,142,511)              (2,486,567)
Net loss per common share                -0.88                    -1.91
Depreciation and amortization          869,273                  893,935
Interest income                          3,024                   26,695
Interest and financing expenses        192,931                  211,279
                                    ----------                ---------
EBITDA                                 (83,331)              (1,408,048)
                                    ==========                =========
EBITDA net income per share               (.06)                   (1.08)

In order to fully understand the company's results a discussion of the Company's segments and their respective results follows;

PHS SEGMENT INFORMATION OF OPERATING BUSINESSES

                                         B2B               CHANGE

Year ended December 31, 2003
Revenue                                34,740,999           25.21%
Gross Profit                            1,927,416           77.96%
SG&A                                    1,323,887           33.24%
Net Loss                                  (79,864)          72.75%

Depreciation and amortization             272,812            0.05%
Interest income                            13,805          356.51%
Interest and financing expenses           449,876          375.65%
                                         --------
EBITDA                                    629,019          784.24%
                                         ========
Year ended December 31, 2002
Revenue                                27,745,818
Gross Profit                            1,083,069
SG&A                                      993,644
Net Loss                                 (293,088)

Depreciation and amortization             272,667
Interest income                             3,024
Interest and financing expenses            94,582
                                         --------
EBITDA                                     71,137
                                         ========

PHS increased its revenues by 25.2% to $34.7 million for the year ended December 31, 2003 as compared to the prior year. The increase in PHS business is attributable to the utilization of additional vendors, development of a wholesale operation and expansion of the Canadian distribution business in Ontario, Canada. The Company also benefited from increases in the vendor allowances it receives from its vendors, thereby providing its customers with additional discounts. This also resulted in increased sales. Gross profit increased by 78% to $1.9 million in 2003 as compared to 2002. PHS increased its gross profit by increasing DSD sales as well as focusing on promotional merchandise offered by its vendors. In 2003 several PHS vendors created special packaging with promotional pricing that enabled PHS to widen its margin. As an example, special packaging was created for Nyquil, Marcal paper, Clorox displays as well as Herbal essence shampoos among others, with unique retail display features, that PHS has been able to strongly promote during FY 2003 as opposed to marketing those products for normal replenishment. Promotional displays allow PHS to sell better mixes of product as well as introduce new items in combination with regularly stocked items. Vendor allowances as a result increased by 69% to $2.7 million in 2003 as compared to $1.6 million in 2002, thus materially increasing PHS gross profit in 2003. EBITDA increased by 9 times to $629,019 in 2003 as compared to $71,137 in 2002. As long as the Company maintains or expands its vendor relationships, management believes that it can continue to improve its operating results. Management needs to also reduce its financing costs for PHS as they represent 71% of EBITDA and a substantial component of the Company's overall expenditures.

PROSET SEGMENT INFORMATION OF OPERATING BUSINESSES

                                         SALON
                                         PRODUCTS            CHANGE

Year ended December 31, 2003
Revenue                                  3,671,106          44.69%
Gross Profit                               334,305           9.20%
SG&A                                       429,684         -29.91%

Net Loss                                  (502,158)         39.77%
Depreciation and amortization              213,198         -54.53%
Interest and financing expenses            199,892         231.30%
                                        -----------
EBITDA                                    (89,068)          70.75%
                                        ===========
Year ended December 31, 2002
Revenue                                 2,537,216
Gross Profit                              315,290
SG&A                                      613,077

Net Loss                                 (833,712)
Depreciation and amortization             468.842
Interest and financing expenses            60,336
                                        -----------
EBITDA                                   (304,534)
                                        ===========

Proset increased its revenues by 44.7% in 2003 as compared to 2002. The growth in Proset business is attributable to increased wholesale and distribution activity, as opposed to Direct Store Delivery (DSD) business. As a result, the Company's customer base has expanded to include smaller distributors that purchase salon products in higher quantities, which in turn reduces the Company's gross profit, but increases revenues. However, distributor sales require less labor, warehousing and distribution costs, but rely on optimal market conditions and product availability. The salon business is highly fragmented and very competitive. Proset must maintain strong vendor relations, which include manufacturers, distributors and resellers in order to keep a supply chain for its customer base. EBITDA improved from a loss of $304,534 in 2002 to a loss of $89,068 in 2003. This improvement was caused by a reduction in labor cost, warehousing expenses, increased revenues and a reduction in freight expenses. Financing costs are also an important factor in the operation of Proset. As revenues increased financing costs increased by 231% to $199,892. In order to improve the profitability of proset, management believes that financing costs need to reduced.

B2C SEGMENT INFORMATION OF OPERATING BUSINESSES

                                         B2C               CHANGE

Year ended December 31, 2003
Revenue                                 2,128,472           69.24%
Gross Profit                              537,478           79.20%
SG&A                                      888,293           21.85%

Net Loss                                 (235,636)       -1399.82%
Depreciation and amortization             114,720          -10.21%
Interest and financing expenses            39,518            3.96%
                                         ---------
EBITDA                                    (81,398)         154.24%
                                         =========
Year ended December 31, 2002
Revenue                                 1,257,641
Gross Profit                              299,938
SG&A                                      728,998

Net Loss                                 ( 15,711)
Depreciation and amortization             127,764
Interest and financing expenses            38,013
                                         ---------
EBITDA                                    150,066
                                         =========

The Company's B2C segment includes three businesses, which include Cigars Around the World, CigarGold and BeautyBuys. Cigars Around the World (CAW) was acquired in June of 2003. CAW sells premium cigars to Hotels, Restaurants, Casinos, PGA Clubs and other leisure related destinations. CAW sells its cigars in through customized retail displayed humidors. CAW also has its own retail website that operates under the name www.CigarsAroundTheWorld.com. The displays range from counter top humidors to Walled Display units. CigarGold (CG) is the Company's cigar online unit. CG sells premium cigars online to retail customers throughout the United States. It has a selection of over 1000 products, which include brand-name hand made premium cigars and cigar accessories. CigarGold operates under the domain names: www.CigarGold.com, www.NetCigar.com, and www.GoldCigar.com. The online unit also operates www.BeautyBuys.com. BeautyBuys.com sells salon hair products to the retail consumer. Previously the operation also sold fragrances and cosmetics to retail customers. However, the Company decided in 2003 to limit its selection to salon hair care products, since those items are already carried and stocked within its wholesale salon operation, Proset Hair Systems.

Revenues in the Company's B2C operation increased by 69.2% to $2.1 million from 2002 to 2003. The increase is predominately attributable to the acquisition of CAW. CAW represents 40% of FY 2003 B2C revenues while internet sales remained the same from the prior year. Gross profit improved by 79% in 2003 as compared to 2002. The increase in gross profit is attributable to higher revenues realized through the acquisition of CAW in FY 2003. EBITDA improved by 154% for the same period. The Company believes that future growth in B2C operations may come from acquisitions or joint ventures as the industry consolidates its mail order and internet based operations. The table above provides comparative details for the Company's B2C operation.

ABOUT SYNERGY BRANDS:

Synergy Brands, Inc. (SYBR or the Company) is a holding company that operates in wholesale distribution of consumer goods as well as retail distribution of premium cigars and salon products through three segments. It principally focuses on the sale of nationally known brand name consumer products manufactured by major U.S. manufacturers. The consumer products are concentrated within the Grocery and Health & Beauty Aids (HBA) industries as well as the premium cigar business. The company distributes and sells these products through wholly owned subsidiaries in two distinct manners.

Business-to-Business (B2B): The Company operates two businesses segments within the B2B sector. B2B is defined as sales to non-retail customers.

PHS Group ("PHS") distributes Grocery and HBA products to retailers and wholesalers predominately located in the Northeastern United States. PHS is the largest subsidiary of the Company and represents about 86% of the overall
Company sales. PHS's core sales base continues to be the distribution of nationally branded consumer products in the grocery and (HBA) sectors. PHS has positioned itself as a distributor for major manufacturers as opposed to a full line wholesaler. A full line wholesaler has the responsibility of servicing the entire needs of a retail operation, whereby a distributor caters to specific merchandising categories. As a result, PHS is able to plan the needs of its customers directly from the source of supply and in turn increase sales to its customers through this unique focus. PHS concentrates on the fastest moving promotional items such as: Tide, Bounty, Nyquil, Pantene, Clorox bleach, Scott tissues, Marcal tissues among many others, and uses logistics and distribution savings to streamline and reduce its sale prices. The second business segment within the Company's B2B sector is Proset Hair Systems (Proset). Proset distributes Salon Hair care products to wholesalers, distributors, chain drug stores and supermarkets in the Northeastern part of the United States.

Business to Consumer (B2C): The Company operates three businesses within the B2C segment. B2C is defined as sales to retail customers.

The Company's B2C activities are conducted through its wholly owned subsidiary Gran Reserve Corporation (GRC). GRC operates the following businesses

     o Cigars Around the World is a recently acquired company that sells premium cigars to restaurants, hotels, casinos, country clubs and many other leisure related destinations. The company was acquired in June 2003.

     o CigarGold.com sells premium cigars through the Internet directly to the consumer.

     o BeautyBuys.com sells salon hair care products directly to the consumer.

The Company also owns 20% of the outstanding common stock of Interline Travel and Tours, Inc. (ITT). ITT provides cruise and resort hotel packages through a proprietary reservation system to airline employees and their retirees. ITT is believed to be the largest Company in this sector of the travel industry. Information on ITT can be found at www.perx.com. The Company believes that its capital investment in this unique travel Company may provide for future capital appreciation. Synergy Brands does not manage ITT's day-to day operations. For further information please visit our corporate website at www.sybr.com

FORWARD LOOKING STATEMENTS

This press release and company review and assumptions made regarding the financial figures and other information references and presented, state and reflect assumptions, expectations, projections, intentions, and/or beliefs about past and future events that are intended as "forward looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to historical or current facts. They use words such as "anticipate", "estimate", "project", "forecast", "may", "will", "should", "expect", "assume", and other derivations thereof and other words of similar meaning. In particular these include, but are not limited to, statements reflecting the projected revenues, earnings, profit and loss of the company and associated costs. Any or all of the company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known and unknown risks and uncertainties. For a description of many of these risk and uncertainties please refer to the company's filings with the U.S. Securities & Exchange Commission (www.sec.gov), including Forms 10KSB and 10QSB.

Contact: Bev Jedynak
                  Martin E. Janis & Company, Inc.
                  312-943-1100 ext. 12
                  b.jedynak-janispr@att.net